Exhibit 10(k)(i)

MARGO CARIBE, INC.
(a Puerto Rico Corporation)

PROMISSORY NOTE

$1,500,000	Due Date: January 27, 2009
Vega Alta, Puerto Rico

FOR VALUE RECEIVED, MARGO CARIBE, INC., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the “Maker”), hereby unconditionally promises to pay to the order of Michael J. Spector and Margaret D. Spector (collectively the “Holders”), at the principal office of the maker located at Road 690, K.M. 5.8, Vega Alta, Puerto Rico, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), in lawful money of the United States of America in immediately available funds with interest thereon to be computed from the date of this Note until satisfaction thereof at a fluctuating rate of interest equal to the 90-day LIBOR Rate (as defined below) plus 1.50%. The entire principal balance of this Note shall be due and payable on January 27, 2009 (the “Maturity Date”). Interest shall be paid on a monthly basis on the first day of each month commencing on March 1, 2006. For purposes of this Note, “90-day LIBOR Rate” shall mean at any time the offered quotation for the rate (expressed as a percentage per annum) on deposits in United States dollars in leading banks in the London interbank market for a three-month period, as published by Bloomberg (or its successor) currently on the BBAM Page (or such other pages as may replace such pages on the financial information reporting services furnished electronically by Bloomberg for the purpose of displaying the rates at which deposits in United States dollars are offered by leading banks in the London interbank deposit market) at approximately 11:00 A.M. (London time) on the applicable interest payment date. If, on any interest payment date, the LIBOR Rate cannot be ascertained on the foregoing basis, such rate shall be determined from such other financial reporting service or information source as shall be mutually acceptable to the Maker and the Holders.

The principal balance of this Note may be prepaid in whole or in part prior to the Maturity Date without premium or penalty.

This Note shall be guaranteed by a second mortgage of the property owned by Garrochales Construction and Development Corporation, a wholly owned subsidiary of the Maker, located in Arecibo, Puerto Rico.

The occurrence of any one or more of the following events shall constitute an event of default hereunder (Event of Default):

i.    If the Maker fails to pay when due any payment of principal or interest on this Note when due;

ii.   If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a Bankruptcy Law), the Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; or (iv) make an assignment for the benefit of its creditors;

iii.     If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker’s properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

Upon the happening of any Event of Default, the whole of (a) the principal sum of this Note, (b) interest and other sums as provided herein, and (c) all sums advanced and costs and expenses incurred by the Holders in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefore, whether made or incurred at the request of the Maker or the Holders (all the sums referred to in (a) through (c) above shall collectively be referred to as the "Debt") shall, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker, become immediately due and payable at the option of the Holders. In addition to the foregoing, the Holders may exercise any and all other rights and remedies available to it under applicable law.

The Maker shall pay all reasonable costs and expenses incurred by or on behalf of the Holders in connection with the Holders’ exercise of any or all of their rights and remedies under this Note, including reasonable attorneys’ fees and expenses.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Maker or the Holders, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

The Maker (and the undersigned representative of the Maker) represents that it has full power, authority and legal right to execute and deliver this Note and that this Note constitutes the valid and binding obligations of the Maker.

This Note is subject to and shall be construed under the laws of the Commonwealth of Puerto Rico. The undersigned acknowledges receipt of a true and exact copy of this Note.

[SIGNATURE PAGE FOLLOWS]

In Vega Alta, Puerto Rico, on this 27th day of January, 2006.

MARGO CARIBE, INC.

By:	/s/ Juan B. Medina
Name:	Juan B. Medina
Title:	President and Chief Operating Officer